EXHIBIT 5 and 23.3

The Law Office of Stephen E. Rounds
Stephen E. Rounds, Attorney
1544 York Street, Suite 110
Denver, Colorado 80206

April 22, 2005

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming 82501

Re:       Registration Statement on Form S-3
Initial Filing

Gentlemen:

U.S. Energy Corp. (the “company”) has filed a registration statement with the Securities and Exchange Commission to register the resale, under section 5 of the Securities Act of 1933, of up to 4,520,375 shares of common stock, comprised of 2,913,582 shares issuable on conversion of debentures, and 1,606,793 shares issuable on exercise of warrants.

We have acted as counsel to the company in connection with the preparation and filing of the registration statement.

     Our legal opinion and consent to be named in the registration statement, are required to be provided in connection with the registration statement, and are required to be filed as exhibits to the registration statement.

Documents Reviewed

We have examined originals, certified copies or other copies identified to out satisfaction, of the following:

1.    Articles of Incorporation of the company.

2.     Bylaws of the company.

3.     All exhibits listed in Part II of the registration statement.

4.     Part I of the registration statement.

5.     Minutes of proceedings of the company’s board of directors to the date hereof.

6.    Other documents as appropriate under the circumstances.

We also have consulted with officers and representatives of the company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as we have deemed advisable or necessary under the circumstances.

U.S. Energy Corp.
April 22, 2005
Page -2-

Although we have not undertaken independent verification of the matters covered by this paragraph, we have no reason to believe that the representations and assurances received are materially inaccurate or false.

Opinion and Consent
Based on our review of the documents listed above, it is our opinion that the shares of common stock to be issued by the company on conversion of the debentures and exercise of the warrants covered by the subject registration statement, pursuant to the terms of such debentures and warrants, will be duly and validly issued, fully paid and non-assessable shares of the common stock of the company under the laws of the state of Wyoming.

     No opinion is expressed, and none shall be inferred, with respect to the financial statements incorporated by reference into the registration statement.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form SB-3. However, we do not admit that we are in the category of those persons whose consent is required to be so filed by section 7(a) of the Securities Act of 1933.

Yours Sincerely,

/s/ Stephen E. Rounds